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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 24, 2009
Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park 901 E. Hector Street Conshohocken, Pennsylvania 19428-2380
(Address of principal executive offices)
(Zip Code)

(610) 832-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.                                Other Events.

On November 24, 2009, Quaker Chemical Corporation (the “Company”) issued a press release announcing that it filed a shelf registration statement with the Securities and Exchange Commission (the “SEC”), which, when declared effective by the SEC, will permit the Company to offer and sell from time to time in one or more public offerings up to $100 million aggregate dollar amount of its securities, which may consist of any combination of the Company’s debt securities, shares of preferred stock (either separately or represented by depositary shares), common stock and warrants, as well as units that include any of these securities, on terms, in each case, established at the time of the offering.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.                                Financial Statements and Exhibits.

The following exhibit is included as part of this report:

Exhibit No.
99.1	Press Release of Quaker Chemical Corporation dated November 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant

Date: November 24, 2009	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel Vice President – Global Strategy, General Counsel and Corporate Secretary